As filed with the Securities and Exchange Commission on December 20, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRADEWEB MARKETS INC.

(Exact name of registrant as specified in its charter)

Delaware	83-2456358
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

1177 Avenue of the Americas

New York, New York 10036

(646) 430-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Amended and Restated Tradeweb Markets Inc. PRSU Plan

(Full title of the Plans)

Lee Olesky

Chief Executive Officer

Tradeweb Markets Inc.

1177 Avenue of the Americas

New York, New York 10036

(646) 430-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED (1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Class A Common Stock, $0.00001 par value per share	30,000(2)	$93.835 (3)	$2,815,050.00	$261.00

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) shall cover any additional shares of Tradeweb Markets Inc.’s outstanding shares of Class A common stock, par value $0.00001 per share (the “Common Stock”), that become issuable under the registrant’s Amended and Restated Tradeweb Markets Inc. PRSU Plan (the “PRSU Plan”) by reason of any stock dividend, stock split, reclassification, recapitalization, spin-off or any other similar transaction that results in an increase in the number of shares of Common Stock.

(2)	Represents the number of shares of Common Stock that may be issued with respect to dividend equivalent rights related to restricted stock units granted pursuant to the PRSU Plan.
(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) promulgated under the Securities Act. The proposed maximum offering price per share is based upon the average of the high and low prices of the Common Stock on December 17, 2021, as reported on the Nasdaq Global Select Market.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 with respect to the PRSU Plan (Registration No. 333-232186), filed with the Securities and Exchange Commission (the “Commission”) on June 18, 2019, including the information contained therein, is hereby incorporated by reference in this Registration Statement, except that the information contained in Part II of such earlier registration statement are modified as set forth in this Registration Statement.

PART I

The documents containing the information specified in Part I of Form S-8 will be sent or given to plan participants as specified in Rule 428(b)(1) promulgated by the Commission under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be filed with the Commission but constitute (along with the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents, which have been filed with the Commission by the Registrant, are incorporated by reference in this Registration Statement:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on February 25, 2021.

•

The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021, June 30, 2021, and September  30, 2021, filed with the Commission on April  30, 2021, July  30, 2021, and October 29, 2021, respectively.

•

The Registrant’s Current Reports on Form 8-K, filed with the Commission on February  10, 2021 (excluding the information appearing in Item 7.01, and Exhibit 99.1, thereof), March 12, 2021 (excluding the information appearing in Item 7.01, and Exhibit 99.1, thereof), May  17, 2021, June  29, 2021 (excluding the information appearing in Item 7.01, and Exhibit 99.1, thereof), and August 30, 2021 (excluding the information appearing Item 7.01, and Exhibit 99.1, thereof).

•

The description of the Registrant’s Common Stock, which is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), contained in the Registration Statement on Form 8-A filed with the Commission on April 4, 2019, which incorporates by reference the description of the Common Stock contained in the Registration Statement on Form S-1 (File No. 333-230115) (originally filed with the Commission on March 7, 2019), as amended, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Not required to be filed with this Registration Statement pursuant to General Instruction E to Form S-8.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

INDEX TO EXHIBITS

Exhibit No.		Exhibit Description

4.1		Amended and Restated Certificate of Incorporation of Tradeweb Markets Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 9, 2019).

4.2		Amended and Restated Bylaws of Tradeweb Markets Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on April 9, 2019).

4.3		Specimen Common Stock Certificate of Tradeweb Markets Inc. (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 filed on April 2, 2019).

4.4		Amended and Restated Tradeweb Markets Inc. PRSU Plan (incorporated by reference to Exhibit 10.9 to the Registrant’s Quarterly Report on Form 10-Q filed on May 20, 2019).

5.1	*	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

23.1	*	Consent of Deloitte & Touche LLP.

23.2	*	Consent of PricewaterhouseCoopers LLP.

23.3	*	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).

24.1	*	Power of Attorney (included on signature page hereto).

* Filed herewith.

Item 9. Undertakings

Not required to be filed with this Registration Statement pursuant to General Instruction E to Form S-8.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of New York, State of New York, on this December 20, 2021.

TRADEWEB MARKETS INC.

By:	/s/ Douglas Friedman
Name: Douglas Friedman
Title: General Counsel

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below hereby appoints Lee Olesky, Sara Furber and Douglas Friedman and each of them severally, acting alone and without the other, his/her true and lawful attorney-in-fact with full power of substitution or re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments, to this Registration Statement on Form S-8, and to sign any and all additional registration statements relating to the same offering of securities of this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Lee Olesky Lee Olesky	Chief Executive Officer (Principal Executive Officer) and Director	December 20, 2021

/s/ Sara Furber Sara Furber	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 20, 2021

/s/ Balbir Bakhshi Balbir Bakhshi	Director	December 20, 2021

/s/ Steven Berns Steven Berns	Director	December 20, 2021

/s/ Martin Brand Martin Brand	Director	December 20, 2021

/s/ John G. Finley John G. Finley	Director	December 20, 2021

/s/ Scott C. Ganeles Scott C. Ganeles	Director	December 20, 2021

/s/ Von Huges Von Hughes	Director	December 20, 2021

/s/ William Hult William Hult	Director	December 20, 2021

/s/ Paula B. Madoff Paula B. Madoff	Director	December 20, 2021

/s/ Thomas Pluta Thomas Pluta	Director	December 20, 2021

/s/ Murray Roos Murray Roos	Director	December 20, 2021